Exhibit 99
Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283
AMSURG CORP. TO BROADCAST 2010 FOURTH QUARTER CONFERENCE
CALL LIVE ON THE INTERNET
NASHVILLE, Tenn. (February 3, 2011) — AmSurg Corp. (Nasdaq: AMSG) today announced it will provide an on-line Web simulcast and rebroadcast of its 2010 fourth quarter and year-end earnings release conference call. The live broadcast of AmSurg Corp.’s quarterly conference call will be available on-line by going to http://www.amsurg.com and clicking on the link to Investor Relations, or at http://www.earnings.com. The call is scheduled to begin at 5:00 p.m. Eastern Time on Thursday, February 24, 2011. The on-line replay will follow shortly after the call and continue for 30 days.
     AmSurg Corp. acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the United States. At September 30, 2010, AmSurg owned a majority interest in 206 continuing centers in operation and had one center under development.
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